Exhibit 10.3

Execution Version

LIMITED WAIVER, CONSENT TO APPROVED BUDGET AND FOURTH

AMENDMENT TO DIP CREDIT AGREEMENT

This LIMITED WAIVER, CONSENT TO APPROVED BUDGET AND FOURTH AMENDMENT TO DIP CREDIT AGREEMENT (this “Agreement”) is dated as of March 14, 2018 and entered into by and among APPVION, INC., a Delaware corporation (the “Borrower”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the DIP Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, Holdings, the Lenders and Administrative Agent are parties to that certain Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017, as amended by that certain Amendment to Superpriority Senior Debtor-In-Possession Credit Agreement, dated as of October 18, 2017, that certain Second Amendment to Superiority Debtor-in-Possession Credit Agreement, dated as of October 31, 2017, that certain Third Amendment to Superpriority Senior Debtor-In-Possession Credit Agreement, dated as of February 2, 2018, and as may be otherwise amended or modified from time to time prior to the Amendment Effective Date (the “DIP Credit Agreement”);

WHEREAS, the DIP Credit Agreement was approved on a final basis by the Bankruptcy Court in the Chapter 11 Cases by entry of a final order, dated October 31, 2017 (the “Final DIP Order”);

WHEREAS, certain Events of Defaults listed on Annex I hereto have occurred and may be continuing or are reasonably likely to occur under the DIP Credit Agreement (collectively, the “Existing Defaults”);

WHEREAS, pursuant to Section 6.14 of the DIP Credit Agreement, the Borrower has delivered to the Administrative Agent a proposed modification to the Approved Budget, such modification being attached hereto as Exhibit A (“Modified Approved Budget”), which Modified Approved Budget will be effective only upon approval by the Required Lenders in their reasonable sole discretion;

WHEREAS, concurrently herewith, the Borrower has informed the Required Lenders that it intends to enter into that certain Superpriority Senior Debtor-In-Possession Credit Agreement pursuant to which the Borrower intends to borrow up to $100 million in new term loans (the “Senior DIP Facility”), the proceeds of which shall be used, in part, to repay in full in cash the NM Term Loan Obligations;

WHEREAS, Borrower has requested that the Required Lenders waive the Existing Defaults and approve the Modified Approved Budget retroactive to December 25, 2017;

WHEREAS, the Required Lenders are willing to waive the Existing Defaults and approve the Modified Approved Budget retroactive to December 25, 2017, solely in accordance with the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. CONSENT TO MODIFIED APPROVED BUDGET

1.1	Consent to Modified Approved Budget.

A. The Required Lenders in their reasonable sole discretion hereby approve and consent to the Modified Approved Budget with the understanding that the Modified Approved Budget shall become the Approved Budget for all purposes under the Loan Documents and the Final DIP Order effective as of December 25, 2017. For the avoidance of doubt, the Modified Approved Budget shall not be the Approved Budget for purposes of the DIP Credit Agreement until the Amendment Effective Date.

B. The Agreement set forth herein shall be precisely as written as relates solely to the Modified Approved Budget to the extent set forth above and shall be subject to the Loan Parties’ compliance with the terms of this Agreement. Nothing in this Agreement shall be deemed to (i) constitute approval of any other modification to the Approved Budget or any other term, provision or condition of the DIP Credit Agreement, the other Loan Documents or any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon Existing Defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the DIP Credit Agreement, the other Loan Documents or any other instrument or agreement referred to therein.

Section 2. LIMITED WAIVER

2.1	Limited Waiver.

A. Effective as of the Amendment Effective Date (as defined in Section 4 below) and the date of any of the following Defaults or Events of Default, the Required Lenders hereby waive (i) each Existing Default and any other Default or Event of Default arising out of such Existing Default (including without limitation, any breaches of representations and warranties and reporting and notice obligations relating to or arising from such Existing Defaults) and any right to claim default interest or late fees with respect to such Existing Defaults under the Loan Documents and (ii) the obligation of the Borrower to make a mandatory prepayment pursuant to Section 2.05(b)(ii) of the DIP Credit Agreement with the proceeds of the loans under the Senior DIP Facility solely to the extent such proceeds exceed the amount of the NM Term Loan Obligations.

B. The waiver set forth above in Section 2.1(A) shall be limited precisely as written and relates solely to the noncompliance of the Borrower with respect to the Existing Defaults and Section 2.05(b)(ii) in the manner and to the extent described above. Nothing in this Agreement shall be deemed to (i) constitute a waiver of compliance by Borrower with respect to a Default or Event of Default or Section 2.05(b)(ii) in any other instance or with respect to any other term, provision or condition of the DIP Credit Agreement, the other Loan Documents or any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon Existing Defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the DIP Credit Agreement, the other Loan Documents or any other instrument or agreement referred to therein.

Section 3. AMENDMENT TO CREDIT AGREEMENT

3.1 In accordance with Section 11.01 of the DIP Credit Agreement, upon the occurrence of the Amendment Effective Date, the DIP Credit Agreement is amended as follows:

3.2	Amendment to Section 1: Definitions:

A. Section 1.01 of the DIP Credit Agreement is hereby amended by adding thereto the following definition, which shall be inserted in proper alphabetical order:

“Auction” has the meaning assigned to such term in Section 6.21(iii).

“Bid Procedures Order” has the meaning assigned to such term in Section 6.21(i).

“Fourth Amendment means that certain Limited Waiver, Consent to Approved Budget and Fourth Amendment to DIP Credit Agreement dated as of March 14, 2018, by and among the Borrower, Holdings, each Lender party thereto, and the Administrative Agent.”

“Fourth Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the Fourth Amendment.

“PIK Election” has the meaning assigned to such term in Section 2.08(c).

“PIK Interest” shall have the meaning assigned to such term in Section 2.08(c).

“Sale” has the meaning assigned to such term in Section 6.21(i).

“Sale Order” has the meaning assigned to such term in Section 6.21(iv).

“Senior DIP Facility” means that certain Superpriority Senior Debtor-In-Possession Credit Agreement, to be entered into by and among Borrower, Holdings, each lender from time to time party thereto and Wilmington Trust, National Association, as administrative agent, which shall consist of a superpriority term loan facility with an aggregate principal amount of up to $100,000,000 (plus the amount of any interest added to principal pursuant to the terms thereof), as well as other financial accommodations and any other documents or agreements related thereto.

“Stalking Horse” has the meaning assigned to such term in Section 6.21(i).

“Winning Bidder” has the meaning assigned to such term in Section 6.21(iii).

3.3	Amendment to Section 2.08: Interest.

A. Section 2.08(c) of the DIP Credit Agreement is hereby amended by deleting subsection 2.08(c) in its entirety and substituting the following therefor:

“(c) Interest on each Loan shall be due and payable in arrears in cash on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that solely upon the written election of the Backstop Party (which may be terminated or revoked by the Backstop Party any time upon the occurrence of an Event of Default but no later than three (3) Business Days prior to the Interest Payment Date) substantially in the form attached hereto as Exhibit K delivered to Borrower and the Administrative Agent at least five (5) Business Days prior to such Interest Payment Date (a “PIK Election”), the interest payable to the Backstop Party on such Interest Payment Date may be paid in kind by increasing the outstanding principal amount of the Term Loan in respect of which such interest is paid by an amount equal to such accrued interest, and the amount so added to principal shall be a Term Loan for all purposes hereunder (such amount, the “PIK Interest”). Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.”

3.4	Amendment to Section 2.12: Payments Generally; Administrative Agent’s Clawback.

A. The second sentence of Section 2.12(a) is hereby amended by deleting “All” and substituting the following therefor: “Subject to any PIK Election made by the Backstop Party in accordance with Section 2.08(c), all”.

3.5	Amendment to Section 2.17: Security and Priority.

A. Section 2.17 of the DIP Credit Agreement is hereby amended by adding the following clause to the end of the proviso in Section 2.17(b) thereof:

“and (z) subordinate to the liens securing the obligations under the Senior DIP Facility”.

B. Section 2.17 of the DIP Credit Agreement is hereby amended by adding the following immediately prior to the proviso in Section 2.17(c) thereof:

“and the liens securing the obligations under the Senior DIP Facility”.

C. Section 2.17 of the DIP Credit Agreement is hereby amended by adding the following clause to the end of the proviso in Section 2.17(d) thereto:

“and (z) the liens securing the obligations under the Senior DIP Facility”.

D. Section 2.17 of the DIP Credit Agreement is hereby amended by deleting subsection 2.17(e) in its entirety.

3.6	Amendment to Article VI: Affirmative Covenants.

A. Article VI of the DIP Credit Agreement is hereby amended by removing Section 6.19 in its entirety and substituting the following therefor:

“[Reserved].”

B. Section 6.14(a) of the DIP Credit Agreement is hereby amended by deleting the third through eighth sentences thereof in their entirety and substituting the following therefor:

“The Approved Budget, as modified pursuant to the Fourth Amendment, shall be updated, modified or supplemented (with the consent and/or at the request of the Required Lenders) from time to time, but in any event not less than on a bi-weekly basis (commencing with the second Thursday following the Fourth Amendment Effective Date, and such update, modification or supplement shall be in form and detail consistent with the prior Approved Budget (with the delivery to the Administrative Agent being made on alternating Thursdays). Notwithstanding anything to the contrary, the Required Lenders may approve all, none or only a portion of such update, modification or supplement to the Approved Budget for any period covered by such update, modification or supplement as determined by the Required Lenders in their reasonable sole discretion; provided, however, once any period or any portion of an Approved Budget has been approved it may not later be rejected, modified or supplemented by the Required Lenders or Administrative Agent. Upon approval of each such update, modification or supplement to the Approved Budget or portion thereof by the Required Lenders in their reasonable sole discretion, the Approved Budget as so updated, modified or supplemented shall then become the Approved Budget for all purposes hereunder and under the Final Financing Order. No such update, modification or supplement to any Approved Budget or portion thereof shall be effective until so approved. Approval of such update, modification or supplement or portion thereof shall be evidenced by a writing delivered (which may be through electronic transmission) by the Required Lenders (which may be by their counsel or financial advisors on their behalves). In the event that any update, modification or supplement to any Approved Budget or portion thereof is not approved, the existing Approved Budget, without giving effect to such update, modification or supplement to the extent not approved, shall remain in effect. Each update, modification or supplement to an Approved Budget delivered to the Administrative Agent shall be accompanied by such supporting documentation as reasonably requested by the Lenders. The Borrower shall deliver to the Administrative Agent and PJT Partners LP on or before 11:59 p.m. (New York time) on Thursday of each Week (unless such day is not a Business Day, in which event the next succeeding Business Day): (i) a compliance certificate, in form and substance satisfactory to the Administrative Agent and the Required Lenders, signed by a Responsible Officer certifying that no Default or Event of Default has occurred and is continuing or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) a consolidated accounts payable aging report as of the Friday of the Prior Week, (iii) a Budget Variance Report, (iv) copies of any notices received in connection with the Second Lien Notes and (v) such other information as may be reasonably requested by the Administrative Agent or the Lenders. Each of the foregoing shall be in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders.”

C. Article VI of the DIP Credit Agreement is hereby amended by adding the following Section 6.21 and Section 6.22 at the end thereof:

“6.21 Sale Process Milestones. Achieve each of the milestones set forth below in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Required Lenders):

(i) Not later than March 13, 2018, the Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Administrative Agent and the Required Lenders, approving the procedures for submission of competing bids with respect to the sale of substantially all assets of the Loan Parties (the “Sale” and such order, the “Bid Procedures Order”), which shall provide, among other things, that the Administrative Agent or its designee, which may include a new company to be formed or sub-agent to be designated on behalf of the Secured Parties (the “Stalking Horse”), shall be the stalking horse bidder with respect thereto..

(ii) Not later than April 23, 2018, if at least one qualified competing bid is received in addition to the Stalking Horse bid, an auction (“Auction”), shall be held to determine the winning bidder for the Sale (the “Winning Bidder”).

(iii) Not later than April 26, 2018, a hearing shall be held on approval of the Sale, and not later than April 30, 2018, the Bankruptcy Court shall enter an order, in form and substance satisfactory to the Administrative Agent and the Required Lenders (the “Sale Order”), approving the Sale to the Winning Bidder (with such order to provide for (a) the sale of the assets free and clear of liens, claims and liabilities other than those the Winning Bidder has expressly chosen to assume, (b) if the Winning Bidder is the Stalking Horse, repayment of the entire principal amount plus interest of the NM Loans at the closing of the Sale as provided by the Stalking Horse purchase agreement (unless otherwise agreed in accordance with the terms of the Loan Documents) and (c) if the Winning Bidder is not the Stalking Horse, repayment of the entire principal amount plus interest of the Roll-Up Loans and NM Loans, together with all other obligations outstanding under the Existing DIP Loan Documents (other than inchoate indemnification obligations and unasserted claims for reimbursement) and Loans together with all other Obligations outstanding under the Loan Documents (unless otherwise agreed in accordance with the terms of the Loan Documents).

(iv) Not later than May 30, 2018, the closing of the Sale shall occur, all Obligations in respect to the Senior DIP Facility (including principal (including PIK Interest) and interest thereon) shall be repaid in full in cash, including by conversion of the into the Exit Facility (as defined in the Senior DIP Facility), and if the Winning Bidder is not the Stalking Horse, all obligations in respect of the Roll-Up Loans (including principal and interest thereon) together with all other Obligations outstanding under the Loan Documents shall be repaid in full in cash.

Section 6.22 Agreement with USW.

Obtain the prior written consent of the Required Lenders before any Loan Part or any other Person on behalf of a Loan Party enters into any agreement or modification of or supplement to any existing agreement with the United Steelworkers of America or any affiliate or representative thereof.”

3.7	Amendment to Article VII: Negative Covenants.

A. Section 7.03 of the DIP Credit Agreement is hereby amended by deleting subsection (p) in its entirety and substituting the following therefor:

“(p) Liens securing the Indebtedness arising pursuant to the Senior DIP Facility;”

B. Section 7.08(c) of the DIP Credit Agreement is hereby amended by deleting the first parenthetical therein and substituting the following therefor:

“(other than obligations of the Loan Parties pursuant to the Loan Documents and the documents under the Senior DIP Facility)”

C Section 7.11 of the DIP Credit Agreement is hereby amended by adding “and (h) the Senior DIP Facility” immediately prior to the “.” at the end thereof.

D. Section 7.25 of the DIP Credit Agreement is hereby amended by adding “and the obligations arising under the Senior DIP Facility” at the end thereof.

3.8	Amendment to Article VIII: Events of Default.

A. Section 8.01 of the DIP Credit Agreement is hereby amended by deleting subsection (c) it in its entirety and substituting the following therefor:

“(c) any Loan Party shall default in the observance or performance of (A) any agreement contained in Sections 6.01, 6.02, clauses (i) and (ii) of Section 6.04(a) (with respect to Holdings and the Borrower only), 6.05, 6.06, 6.07(a), 6.08, 6.09, 6.10, 6.12, 6.19, 6.20, 6.21, or 6.22, or Article VII of this Agreement or Section 5.5 of either Guarantee and Collateral Agreement, (B) any agreement contained in Section 6.14 and, with respect to a default referenced in this clause (B), such default shall continue unremedied for a period of five (5) days, or (C) any agreement contained in Sections 6.03, 6.07(b), (c), (d), (e) and (f), and, with respect to a default referenced in this clause (C), such default shall continue unremedied for a period of ten (10) days; or”.

B. Section 8.01 of the DIP Credit Agreement is hereby amended by deleting subsection (s) in its entirety and substituting the following therefor:

“(s) an order of the Bankruptcy Court granting, other than in respect of the Loans, the Carve-Out and the Senior DIP Facility or as otherwise permitted under the applicable Loan Documents, any claim entitled to superpriority administrative expense claim status in the Chapter 11 Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Lenders under the Loan Documents, or the filing by any Loan Party of a motion or application seeking entry of such an order;”

C. Section 8.01 of the DIP Credit Agreement is hereby amended by deleting subsection (t) in its entirety and substituting the following therefor:

“(t) other than with respect to the Carve-Out, the Senior DIP Facility and the Liens provided for in the Loan Documents (subject, in the case of the Loans, to the priority set forth in the Financing Orders and Section 2.17), the Borrower or any other Loan Party shall create or incur, or the Bankruptcy Court enters an order granting, any claim on Collateral which is pari passu with or senior to any liens under the Prepetition First Lien Facility, the adequate protection liens and adequate protection obligations granted under the Interim Financing Order in contravention of the lien priorities specified in Section 2.17;”

D. Section 8.01(u) of the DIP Credit Agreement is hereby amended by adding “except for any perceived or actual noncompliance in connection with the Loan Parties entering into the Senior DIP Facility” at the end thereof.

3.9	Modification of Exhibits.

A. Exhibit K. The DIP Credit Agreement is hereby amended by adding to the end thereof a new Exhibit K attached hereto as Annex II to this Amendment.

Section 4. CONDITIONS TO EFFECTIVENESS

A. This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

On or before the Amendment Effective Date, Company shall deliver to the Administrative Agent the following, each, unless otherwise noted, dated the Amendment Effective Date:

(i) Copies of this Agreement fully executed by all parties hereto; and

(ii) A copy of the Modified Approved Budget in form and substance acceptable to the Required Lenders.

(iii) A copy of an order in form and substance acceptable to the Administrative Agent and the Required Lenders entered by the Bankruptcy Court authorizing the Debtors to enter into this Agreement, which order shall not have been (A) stayed, vacated or reversed, or (B) amended or modified except as otherwise agreed in writing by the Required Lenders in their sole discretion;

(iv) A copy of an order in form and substance acceptable to the Administrative Agent and the Required Lenders entered by the Bankruptcy Court authorizing the Debtors to enter into the Senior DIP Facility, which order shall not have been (A) stayed, vacated or reversed, or (B) amended or modified except as otherwise agreed in writing by the Required Lenders in their sole discretion;

(v) Evidence that the Senior DIP Facility shall be in full force and effect; and

(vi) A copy of an order in form and substance acceptable to the Administrative Agent and the Required Lenders entered by the Bankruptcy Court approving that certain Motion of Debtors for Entry of Order (I) (A) Approving and Authorizing Bidding Procedures in Connection with the Sale of Substantially All Assets, (B) Approving Stalking Horse Protections, (C) Approving Procedures Related to Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (D) Approving the Form and Manner of Notice Thereof, and (II)(A) Approving and Authorizing Sale of Substantially All Debtor Assets to Successful Bidder Free and Clear of All Liens, Claims, Encumbrances and Other Interest, (b) Approving Assumption and Assignment of Certain Executory Contracts an Unexpired Leases Related Thereto, and (C) Granting Related Relief, filed as of February 8, 2018, which order shall not have been (y) stayed, vacated or reversed, or (z) amended or modified except as otherwise agreed in writing by the Required Lenders in their sole discretion.

Section 5. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and Lenders to enter into this Agreement, the Loan Parties hereby, jointly and severally, represent and warrant to the Administrative Agent and each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under this Agreement.

B. Authorization of Agreements. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

C. No Conflict. The execution and delivery of this Agreement will not (i) violate any Requirement of Law, the Organization Documents of the Group Members or any order, judgement or decree of any court or other agency of government binding on the Group Members, including the Final DIP Order, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Group Members, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Group Members (other than the Liens created under any of the Security Documents), or (iv) require any approval or consent of any Person under any Contractual Obligations of the Group Members.

D. No Material Adverse Effect. No Requirements of Law or Contractual Obligations applicable to any Group Member could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

E. Governmental Consents. The execution and delivery by the Borrower and Holdings of this Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, including the Bankruptcy Court.

F. Binding Obligation. This Agreement has been duly executed and delivered by the Loan Parties and this Agreement is the legally valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms.

G. Incorporation of Representations and Warranties From DIP Credit Agreement. The representations and warranties contained in Article V of the DIP Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

H. Absence of Default. Other than the Existing Defaults, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute a Default or an Event of Default after giving effect to the Agreement and Waiver granted herein.

Section 6. ACKNOWLEDGEMENT AND CONSENT

Each Guarantor listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that any of the Guarantee and Collateral Agreements to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Guarantor represents and warrants that all representations and warranties contained in this Agreement and each Loan Document to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding any conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the DIP Credit Agreement or any other Loan Document to Agreement to the amendments to the DIP Credit Agreement effected pursuant to this Agreement and (ii) nothing in the DIP Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the DIP Credit Agreement.

Section 7. MISCELLANEOUS

A. Reference to and Effect on the DIP Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the DIP Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the DIP Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the DIP Credit Agreement shall mean and be a reference to the DIP Credit Agreement as amended by this Agreement.

(ii) Except as specifically amended by this Agreement, the DIP Credit Agreement, the Final DIP Order and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) This Agreement is a Loan Document. The failure by any Loan Party to timely comply with any of the covenants contained in this Agreement or the inaccuracy of any representation or warranty contained in Section 3 of this Agreement made by any Loan Party herein on or as of the date made shall constitute an immediate Event of Default.

B. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred with respect to this Agreement and the documents and transactions contemplated hereby shall be provided for as described in, and solely to the extent required by, Section 11.04(a) of the DIP Credit Agreement.

C. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

E. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Lenders and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof, except as provided in Section 4 hereof with respect to Sections 1, 2 and 3.

F. Agent Authorization. Each of the undersigned Lenders hereby authorizes the Administrative Agent to execute and deliver this Agreement and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Agreement.

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Exhibit A

See attached.

Appvion, Inc.

Revised DIP Budget (1)*

13 Weeks Ended May 20, 2018

As of March 1, 2018

Amounts in $000s	Forecast Week Week Beg. Monday Week End. Sunday	1 2/26/2018 3/4/2018	2 3/5/2018 3/11/2018	3 3/12/2018 3/18/2018	4 3/19/2018 3/25/2018	5 3/26/2018 4/1/2018	6 4/2/2018 4/8/2018	7 4/9/2018 4/15/2018	8 4/16/2018 4/22/2018	9 4/23/2018 4/29/2018	10 4/30/2018 5/6/2018	11 5/7/2018 5/13/2018	12 5/14/2018 5/20/2018	13 5/21/2018 5/27/2018	13 Week Total
	Note
Operating Receipts
Domestic Receipts		$9,676	$9,676	$10,302	$10,240	$10,601	$10,467	$10,467	$10,467	$10,467	$11,138	$12,325	$12,325	$12,325	$140,479
International Receipts		2,166	2,166	2,166	2,166	2,166	2,846	2,846	2,846	2,846	2,803	2,803	2,803	2,803	33,429
Other		—	1,296	—	—	—	—	—	—	—	—	—	—	—	1,296

Total Operating Receipts		11,843	13,139	12,469	12,406	12,768	13,313	13,313	13,313	13,313	13,941	15,128	15,128	15,128	175,204
Operating Disbursements	(2)
Payroll & Taxes		(4,078)	—	(3,928)	—	(4,078)	—	(4,078)	—	(4,342)	—	(3,878)	—	(3,878)	(28,260)
Pension	(3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Materials		(6,529)	(6,735)	(8,055)	(7,146)	(7,401)	(8,509)	(9,246)	(7,700)	(8,241)	(7,987)	(8,051)	(7,497)	(7,583)	(100,679)
Repairs & Maintenance	(4)	(201)	(89)	(112)	—	(562)	(154)	(119)	(70)	(147)	(154)	(119)	(70)	(147)	(1,941)
Utilities		(143)	(261)	(1,021)	(214)	(309)	(261)	(475)	(760)	(261)	(166)	(356)	(224)	(451)	(4,903)
Freight		(714)	(670)	(734)	(711)	(690)	(857)	(845)	(706)	(898)	(857)	(845)	(706)	(898)	(10,132)
Insurance	(5)	(840)	(415)	(391)	(474)	(465)	(398)	(958)	(507)	(412)	(398)	(458)	(507)	(494)	(6,717)
IT & Professional Services	(6)	(77)	(87)	(62)	(22)	(307)	(223)	(60)	(50)	(49)	(223)	(60)	(50)	(49)	(1,316)
Customer Rebates		(300)	(685)	(130)	(80)	(180)	(110)	(134)	(181)	(1,122)	(110)	—	(130)	(260)	(3,422)
Unclassified *	(7)	(1,003)	(880)	(589)	(882)	(1,136)	(1,233)	(1,163)	(1,430)	(982)	(1,293)	(1,163)	(1,430)	(1,614)	(14,798)

Total Operating Disbursements		(13,883)	(9,822)	(15,023)	(9,529)	(15,126)	(11,745)	(17,078)	(11,403)	(16,454)	(11,187)	(14,931)	(10,613)	(15,374)	(172,169)

Net Operating Cash Flow		(2,041)	3,317	(2,554)	2,877	(2,359)	1,569	(3,765)	1,910	(3,141)	2,754	198	4,515	(245)	3,035

Non-Operating Cash Flow
Restructuring Professional Fees	(8)	(480)	(0,175)	(1,260)	(893)	(620)	(1,010)	(735)	—	(985)	(1,246)	(640)	(715)	(120)	(9,880)
KERP / KEIP		—	—	—	—	—	—	—	—	—	—	—	—	—	—
CapEx	(9)	(350)	(303)	(374)	(374)	(374)	(682)	(607)	(682)	(607)	(344)	(344)	(440)	(440)	(5,918)
Cash Collateral and L/Cs	(10)	—	(2,700)	2,600	—	—	—	—	—	—	—	—	—	—	(100)
Interest / Fees	(11)	(1,751)	(372)	(408)	(96)	(1,746)	(48)	(88)	(11)	(1,627)	(48)	(13)		(1,611)	(7,820)
Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Cash Flow		(2,581)	(4,550)	557	(1,364)	(2,740)	(1,740)	(1,430)	(693)	(3,218)	(1,638)	(996)	(1,155)	(2,171)	(23,717)

Net Cash Flow before DIP		(4,621)	($1,233)	($1,997)	$1,513	($5,099)	($171)	($5,195)	$1,218	($6,359)	$1,116	($799)	$3,361	($2,416)	($20,682)

Beginning Cash Balance		$12,250	$7,629	$6,396	$5,400	$6,913	$5,314	$5,143	$5,448	$6,666	$5,307	$6,422	$5,624	$8,984	$12,250
Net Receipts / (Disbursements)		(4,621)	(1,233)	(1,997)	1,513	(5,099)	(171)	(5,195)	1,218	(6,359)	1,116	(799)	3,361	(2,416)	(20,682)

Net Cash before Borrowing / (Repayments)		7,629	6,396	4,400	6,913	1,814	5,143	(52)	6,666	307	6,422	5,624	8,984	6,568	(8,432)
Borrowing / (Repayments)	(12)	—	—	1,000	—	3,500	—	5,500	—	5,000	—	—	—	—	15,000

Ending Cash Balance		$7,629	$6,396	$5,400	$6,913	$5,314	$5,143	$5,448	$6,666	$5,307	$6,422	$5,624	$8,984	$6,568	$6,568

Beginning DIP Loan Balance		$80,000	$80,000	$80,000	$81,000	$81,000	$84,500	$84,500	$90,000	$90,000	$95,000	$95,000	$95,000	$95,000	$80,000
DIP Borrowing / (Repayments)		—	—	1,000	—	3,500	—	5,500	—	5,000	—	—	—	—	15,000

Ending DIP Loan Balance		$80,000	$80,000	$81,000	$81,000	$84,500	$84,500	$90,000	$90,000	$95,000	$95,000	$95,000	$95,000	$95,000	$95,000

Total liquidity		$12,629	$26,396	$24,400	$25,913	$20,814	$20,643	$15,448	$16,666	$10,307	$11,422	$10,624	$13,984	$11,568	$11,568
Less Minimum Operating Cash		(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)

Available liquidity	(13)	$7,629	$21,396	$19,400	$20,913	$15,814	$15,643	$10,448	$11,666	$5,307	$6,422	$5,624	$8,984	$6,568	$6,568

*	The accompanying notes are an important part of this forecast

Appvion, Inc.

Revised DIP Budget (1)*

7 Months Ended December 31, 2018

As of March 1, 2018

Amounts in $000s	Note	Jun 2018	Jul 2018	Aug 2018	Sep 2018	Oct 2018	Nov 2018	Dec 2018	7 Month Total
Operating Cash Flow
Total Operating Receipts		$68,183	$61,241	$54,457	$63,924	$57,750	$56,301	$61,311	$423,166
Total Operating Disbursements	(2)	(63,918)	(55,420)	(51,520)	(58,761)	(52,982)	(51,137)	(55,553)	(389,291)

Net Operating Cash Flow		4,265	5,821	2,938	5,162	4,768	5,164	5,757	33,875

Non-Operating Cash Flow
Restructuring Professional Fees	(8)	(4,285)	(2,811)	(1,375)	(4,100)	(2,811)	(1,375)	(4,336)	(21,094)
KERP / KEIP		—	—	—	—	—	—	—	—
CapEx	(9)	(894)	(918)	(549)	(850)	(1,676)	(866)	(566)	(6,320)
Cash Collateral and L/Cs	(10)	—	—	—	—	—	—	—	—
Interest & Fees	(11)	(2,060)	(1,709)	(1,709)	(2,062)	(1,712)	(1,713)	(2,065)	(13,029)
Other		—	—	—	—	—	—	—	—

Total Non-Operating Cash Flow		(7,239)	(5,439)	(3,633)	(7,012)	(6,199)	(3,954)	(6,968)	(40,443)

Net Cash Flow before DIP		($2,974)	$382	($695)	($1,850)	($1,432)	$1,210	($1,210)	($6,568)

Beginning Cash Balance		$6,568	$5,095	$5,477	$5,281	$5,432	$5,000	$6,210	$6,568
Net Receipts / (Disbursements)		(2,974)	382	(695)	(1,850)	(1,432)	1,210	(1,210)	(6,568)

Net Cash before Borrowing / (Repayments)		3,595	5,477	4,781	3,432	4,000	6,210	5,000	0
Borrowing / (Repayments)	(12)	1,500	—	500	2,000	1,000	—	—	5,000

Ending Cash Balance		$5,095	$5,477	$5,281	$5,432	$5,000	$6,210	$5,000	$5,000

Beginning DIP Loan Balance		$95,000	$96,500	$96,500	$97,000	$99,000	$100,000	$100,000	$95,000
DIP Borrowing / (Repayments)		1,500	—	500	2,000	1,000	—	—	5,000

Ending DIP Loan Balance		$96,500	$96,500	$97,000	$99,000	$100,000	$100,000	$100,000	$100,000

Ending Liquidity		$8,595	$8,977	$8,281	$6,432	$5,000	$6,210	$5,000	$5,000
Less Mininmum Operating Cash		(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)	(5,000)

Available Liquidity	(13)	$3,595	$3,977	$3,281	$1,432	$0	$1,210	$0	$0

*	The accompanying notes are an important part of this forecast

Appvion, Inc.

Revised DIP Budget

As of March 1, 2018

Notes

(1)	Forecast is prepared on a consolidated basis for domestic and foreign Debtors and non-Debtors and does not reflect an emergence from Chapter 11.
(2)	Operating Disbursements include payments made on account of certain prepetition liabilities pursuant to first day relief (e.g., critical vendors, utilities etc.). Additionally, spend includes inventory build in 2018. Classification by category only reflects disbursements to the Company’s largest 150 vendors. See note 7 below.
(3)	The forecast excludes all pension funding in 2018, including all PIUMPF payments and SERP funding, but includes OPEB.
(4)	Repairs & Maintenance excludes disbursements associated with the Spring Mill maintenance shutdown which was in process at the filing date. Amounts related thereto are included in CapEx (see note 10 below). For financial reporting purposes, such disbursements will be allocated between expenses and capital expenditures, as appropriate.
(5)	Insurance includes amounts for employee-related group insurance (e.g. medical, dental, etc.) as well as general insurance (e.g. property, casualty, etc.) for the Company’s operations. A $0.5M payment for a D&O tail policy is included in mid-April.
(6)	IT & Professional Services includes amounts paid for server/software support and to ordinary course professionals.
(7)	Unclassified includes disbursements to smaller vendors that are not individually tracked or analyzed on a weekly basis. These disbursements would fall into the various line item classifications above. See note 2 above.
(8)	Restructuring Professional Fees includes anticipated payments to the retained professionals (and CRO) of the Debtors and UCC, as well as to legal and financial advisors to 1st Lien and 2nd Lien creditor groups, under the terms of such advisors’ engagement letters and based on fee application timing. Forecast does not include any success fees that may be payable upon emergence from bankruptcy.
(9)	CapEx includes “normal course” and special projects spend. Additionally, see note 4 above.
(10)	Cash Collateral and L/Cs includes $0.1M of anticipated postpetition L/Cs.
(11)	Interest & Fees includes: (1) interest payments on all rolled-up prepetition debt, assumed at a monthly LIBOR rate in 2018; (2) interest payments related to the DIP financing that is incremental to rolled-up prepetition debt, paid under the assumption of a monthly LIBOR term with approx. 88% of new money interest burden deferred as Payment-In-Kind; and (3) fees related to the DIP financing. DIP Loan Balances are reflective only of the incremental amount of financing.
(12)	Borrowing/(Repayment) reflects the amount necessary to maintain a cash balance of at least $5 million.
(13)	Available Liquidity represents cash balance above minimum of $5M plus undrawn DIP Loan. It is assumed that the DIP is upsized from $85M to $100M during March

Annex I

Existing Defaults

1. The failure to deliver prior to the Amendment Effective Date any compliance certificate required under Section 6.02(a) of the DIP Credit Agreement, resulting in an Event of Default under Section 8.01(c) of the DIP Credit Agreement;

2. The failure to comply with any Approved Budget prior to the Amendment Effective Date in violation of Section 7.01, resulting in an Event of Default under Section 8.01(c) of the DIP Credit Agreement;

3. The incurrence of Indebtedness in violation of Section 7.02 of the DIP Credit Agreement, the granting of Liens and incurrence of superpriority administrative expense claims under the Senior DIP Facility and any other violation of the DIP Credit Agreement solely as a result of the Senior DIP Facility and the entry of the Senior DIP Facility Order on an interim or final basis, resulting in an Event of Default under Section 8.01;

4. The failure to comply with any reporting requirements prior to the Amendment Effective Date in connection with the Events of Defaults described above, resulting in an Event of Default under Section 8.01(c) of the DIP Credit Agreement; and

5. The breach of any representations or warranties solely as a result of the existence of the Events of Default described above, resulting in an Event of Default under Section 8.01(b) of the DIP Credit Agreement.

Annex II

FORM OF PIK NOTICE

Wilmington Trust, National Association, as Administrative Agent

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Meghan McCauley

[                ], 201[    ]

Ladies and Gentlemen:

Reference is made to that certain Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), by and among APPVION, INC., a Delaware corporation (the “Borrower”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the DIP Credit Agreement. This notice constitutes notice of a PIK Election as defined in the DIP Credit Agreement.

The undersigned hereby gives you five (5) Business Days’ prior written notice pursuant to Section 2.08(c) of the DIP Credit Agreement of its election to receive interest on each of its [NM Term Loans] [Roll-Up Loans] [Loans] [in kind] in accordance with Section 2.08 of the DIP Credit Agreement.

[remainder of page left intentionally blank]

[ ], AS LENDER

By:
Name:
Title: